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                                                     PricewaterhouseCoopers LLP
                                                     1100 Companile Building
                                                     1155 Peachtree Street
                                                     Atlanta  GA  30309-3630
                                                     Telephone    (404) 870 1100
                                                     Facsimile    (404) 870 1239



August 8, 2000



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Commissioners:

We have read the statements made by SAFETY-KLEEN CORPORATION (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 1, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers L.L.P.

PricewaterhouseCoopers LLP